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                                                           EXHIBIT NO. EX-99.H.2

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                              ADDENDUM NUMBER THREE

         THIS AGREEMENT is made as of the ___ day of ____________, 2000 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation, ("PFPC").

                             W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and its shares are registered under the Securities Act of 1933, as amended ("1933 Act"); and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated June 19, 1989, (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to five (5) new portfolios of the Fund, designated as Dividend-Managed U.S. Large Company Portfolio, Dividend-Managed U.S. Large Company Portfolio V, Dividend-Managed U.S. Large Company Complement Portfolio, Dividend-Managed U.S. Marketwide Value Portfolio, Dividend-Managed U.S. Marketwide Value Complement Portfolio, which are listed on Schedule B, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1. The Agreement is hereby amended to provide that all those portfolios set forth on "Schedule B, Amended and Restated ___________ __, 2000," which is attached hereto, shall be "Portfolios" under the Agreement.

         2. The fee schedules of PFPC applicable to the Portfolios be as agreed to in writing, from time to time.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.


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         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Three to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                             DFA INVESTMENT DIMENSIONS GROUP INC.

                             By:
                                 ----------------------------
                                 Catherine L. Newell
                                 Vice President


                             PFPC INC.

                             By:
                                 ----------------------------
                                 Joseph Gramlich
                                 Senior Vice President



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                                                            AMENDED AND RESTATED
                                                            ______________, 2000

                                   SCHEDULE B

                                  PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                        U.S. 6-10 SMALL COMPANY PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                            U.S. 6-10 VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                      ENHANCED U.S. LARGE COMPANY PORTFOLIO
                        U.S. 9-10 SMALL COMPANY PORTFOLIO
                            U.S. 4-10 VALUE PORTFOLIO
               RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANESE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                       CONTINENTAL SMALL COMPANY PORTFOLIO
                       PACIFIC RIM SMALL COMPANY PORTFOLIO
                       DFA ONE YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
                   DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                        LARGE CAP INTERNATIONAL PORTFOLIO
                   DFA FIVE-YEAR GLOBAL FIXED INCOME PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                        VA INTERNATIONAL VALUE PORTFOLIO
                        VA INTERNATIONAL SMALL PORTFOLIO
                          VA SHORT-TERM FIXED PORTFOLIO
                            VA GLOBAL BOND PORTFOLIO
                      INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                      TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO
                  TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO
                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                     TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO X
                 TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO X
                 TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO X
                  TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO X
              DIVIDEND-MANAGED U.S. LARGE COMPANY PORTFOLIO (__/00)
             DIVIDEND-MANAGED U.S. LARGE COMPANY PORTFOLIO V (__/00)
        DIVIDEND-MANAGED U.S. LARGE COMPANY COMPLEMENT PORTFOLIO (__/00)
            DIVIDEND-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO (__/00)
       DIVIDEND-MANAGED U.S. MARKETWIDE VALUE COMPLEMENT PORTFOLIO (__/00)


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